Exhibit 4.1

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT

NOTICE ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE

IN THE CITY OF NEW YORK, NEW YORK

CUSIP 78573L 205

SABRA HEALTH CARE REIT, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of

SABRA HEALTH CARE REIT, INC.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunder affixed this             day of             ,             .

Countersigned and Registered:		(SEAL)
American Stock Transfer & Trust Company, LLC	President
Transfer Agent and Registrar

By:
Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Corporation’s Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial or Constructive Ownership would cause the Corporation to Constructively Own 9.9 percent or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code; (iv) no Person shall Constructively Own shares of Capital Stock to the extent such Constructive Ownership would cause any “eligible independent contractor” that operates a “qualified health care property” on behalf of a “taxable REIT subsidiary” of the Corporation (as such terms are defined in Section 856(d)(9)(A), Section 856(e)(6)(D)(i) and Section 856(l) of the Code, respectively) to fail to qualify as such; (v) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Series A Preferred Stock in excess of the Series A Preferred Stock Ownership Limit and (ii) no Person shall Beneficially Own or Constructively Own shares of the Corporation’s Series A Preferred Stock which, taking into account the shares of Common Stock into which it is convertible and any other stock of the Corporation Beneficially Owned or Constructively Owned by such Person, would result in the Person owning shares of the Common Stock in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable). Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Series A Preferred Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Series A Preferred Stock represented hereby will be automatically transferred to a Series A Trustee of a Series A Trust for the benefit of one or more Series A Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT	- as tenants by the entireties	(Custodian ) (Minor)
JT TEN	- as joint tenants with right of	under Uniform Gifts to Minors Act of
survivorship and not as tenants
	in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                           hereby sells, assigns and transfers unto

                                                                                   (Please insert name and address of Assignee, including zip code, and Social Security or other identifying number of Assignee),                                  (                    ) shares of 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint                     agent to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatever.